Exhibit 99.1

Issuer Direct Reports Third Quarter 2015 Results

MORRISVILLE, NC / ACCESSWIRE / November 5, 2015 / Issuer Direct Corporation (NYSE MKT:ISDR) (the “Company”) a market leader and innovator of disclosure management solutions and cloud-based compliance technologies, today reported its operating results for the three months ended September 30, 2015. The Company will host an investor conference call today at 5:00 PM Eastern Time, to discuss its operating results and relevant topics of interest.

Third Quarter 2015 Financial Highlights with Prior Year Quarter Comparison:

●	Revenue was $2.8 million, compared to $ 3.2 million

●	Gross margin increased to 70%, compared to 69%

●	EBITDA margin was 22%, compared to 23%

●	GAAP earnings per share increased to $0.05 per share, compared to $0.04 per share

●	Non-GAAP net income was $449,207, or $0.19 per diluted share, compared to $485,051 or $0.23 per diluted share

●	The Company generated cash flows from operations of $0.4 million, continuing its history of positive cash flows from operations

●	Cash balance was $3.7 million at September 30, 2015, compared to $3.4 million at June 30, 2015

●
On August 22, 2015, Red Oak converted the remaining $1,666,673 of principal on their 8% note into 417,712 shares of the Company’s common stock at the conversion price of $3.99. As a result, the Company will no longer have any non-cash or cash interest expense associated with the note

●	Subsequent to the end of the quarter, on October 5, 2015, the Company’s Board of Directors declared a quarterly cash dividend of $0.03 per share

Nine Months Ended September 30, 2015 Financial Highlights with Prior Year Nine Months Comparison:

●	Revenue was $8.9 million, compared to $10.4 million

●	Gross margin remained at 70%

●	EBITDA margin remained consistent at 20%

●	The Company's GAAP earnings per share increased to $0.18 per share, compared to $0.05 per share

●	Non-GAAP net income was $1.4 million, or $0.56 per diluted share compared to $1.4 million or $0.66 per diluted share

●	The Company generated cash flows from operations of $2.3 million compared to $1.6 million

●	Cash balance was $3.7 million at September 30, 2015, compared to $1.7 million at December 31, 2014

Key Performance Indicators

●
Excluding Accesswire, the Company performed work for approximately 915 clients in the third quarter of 2015, a decrease compared to approximately 950 in the second quarter of 2015 with average revenue per user ("ARPU") down slightly to $2,868 per client. These metrics were in line with Company expectations as customers shift from higher revenue, lower margin print and hardcopy products to digital or electronic platforms.

●
Accesswire clients decreased to 948 in the third quarter of 2015, compared to 1,187 in the second quarter of 2015. As previously discussed, the decrease in our Accesswire client count was the result of terminating certain low margin re-seller agreements, causing the aggregate decline. However, direct client business continues to be strong and it is the focus of our Accesswire news brand.

Brian Balbirnie, CEO of Issuer Direct commented, "We continue to generate a significant amount of cash from operations, as we benefit from solid cost controls and sustain 70% gross margins despite experiencing a decline in revenue over the prior year. We anticipate our new cloud-based products will gain traction in 2016, thus creating further expansion of our overall gross margins. Although revenue is seasonably lower in the back half of the year, we were able to achieve quarterly ARPU of $2,868. We expect our ARPU numbers to increase in 2016 as we begin to benefit from the sales impact of our already launched cloud-based SEC and XBRL filing solution, Blueprint, and later this quarter the launch of our cloud-based, data-set tool, for investor and media targeting. Additionally, deferred revenue will become an important metric to consider, as we transition from a services environment, to that of a cloud-based solutions business and receive the majority of our annualized contract fees upfront.”

Mr. Balbirnie continued, “Accesswire revenue experienced strong growth year over year, as expected, and it partially offset the expected decline in our shareholder communications business, attributable to our Annual Report Service (ARS) converting from print distribution to digital platforms. We are encouraged that the average price of an Accesswire sale is increasing, as a result of our growing distribution and enhanced targeting capabilities.”

Mr. Balbirnie concluded, “Looking ahead, new client acquisition continues to be a key area of focus for us.  We expect that our new cloud-based products will serve both, as a catalyst for client growth and will meaningfully expand our customer base from traditional print business to our cloud-based platforms. Additionally, we remain on track in our effort to expand our inside sales force by five new sales executives during the fourth quarter to support the sales and marketing roll out of our new cloud-based solutions. We expect the steps we have taken this year, and will continue to take in the remaining part of this fiscal year, will help fuel growth for us in our cloud-based businesses.”

Financial Results for the Third Quarter ended September 30, 2015:

Total revenue was $2.8 million during the three-month period ended September 30, 2015, as compared to $3.2 million during the same period of fiscal 2014. The decrease in revenue compared to the prior year is primarily due to a decline in our Annual Report Service offerings as issuers shift from hardcopy fulfillment of annual reports to digital fulfillment and as a result, either downgrade their service to digital or elect to discontinue the service altogether. Additionally, the Company experienced declines in traditional Edgar and XBRL service offerings due to increased pricing pressure as the market continues to mature as well as declines in the stock transfer business as customers performed less corporate directives in 2015 as compared to the same period in 2014. These decreases were partially offset by an increase in revenue from our press release business due to the acquisition of Accesswire.

Gross profit was $1.9 million, or a gross profit margin of 70%, for the third quarter of 2015, compared to $2.2 million, or gross profit margin of 69% for the third quarter of 2014. Operating income was $332,357 compared to $487,368 in the third quarter of last year. Despite the downward pressure on revenue, it is anticipated that the Company will be able to maintain or increase gross margin percentages as the Company transitions customers to electronic dissemination of corporate information.

Third quarter EBITDA was $601,132 or 22% of revenue, compared to $ 754,318, or 23% of revenue in the same quarter last year. Non-GAAP net income, excluding amortization of intangible assets, stock based compensation, integration of acquisition costs, non-cash interest expense and tax impact of adjustments, was $449,207 or $0.19 per diluted share, compared to $485,051 or $0.23 per diluted share in the third quarter of 2014. As noted earlier, Red Oak converted the remaining principal of $1,666,673 on its 8% note into 417,712 shares of the Company’s common stock, and as a result, the Company will no longer have any non-cash or cash interest expense associated with the note.  Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

On a GAAP basis, the Company reported net income of $136,760 or $0.05 per diluted share compared to $76,174 or $0.04 per diluted share in the same period of 2014.

Financial Results for the Nine Months ended September 30, 2015:

Total revenue for the nine months ended September 30, 2015 was $8.9 million compared to $10.4 million during the same period of fiscal 2014. The decrease in revenue for the nine-month period ended September 30, 2015 is due to the same factors noted above for the third quarter.

Gross profit was $6.3 million, or a gross profit margin of 70%, for the nine-month period ended September 30, 2015, compared to $7.3 million, or 70% gross profit margin during the same fiscal period of 2014. Operating income was $947,531 compared to $1.2 million in the same period of last year.

EBITDA for the nine-month period ended September 30, 2015 was $1.7 million, or 20%, compared to $2.1 million, or 20%, in the same period of last year. Non-GAAP net income, excluding amortization of intangible assets, stock based compensation, integration of acquisition costs, non-cash interest expense, tax benefit related to a change in the valuation allowance and tax impact of adjustments, was $1.4 million or $0.56 per diluted share, compared to $1.4 million or $0.66 per diluted share in the same period of fiscal 2014. As noted earlier, Red Oak converted the remaining principal of $1,666,673 on its 8% note into 417,712 shares of the Company’s common stock, and as a result, the Company will no longer have any non-cash or cash interest expense associated with the note. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

On a GAAP basis, the Company reported net income of $438,423 or $0.18 per diluted share compared to $107,255 or $0.05 per diluted share in the same period of 2014. GAAP income for the first nine months of 2015 included a tax benefit of $210,370 related to the partial reversal of a valuation allowance against deferred tax assets associated with net operating losses acquired as a result of the acquisition of PrecisionIR as noted in the Non-GAAP reconciliation below.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, unusual, non-recurring gains and charges and non-cash interest expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA

	Three Months ended September 30,
	2015	2014
	Amount	Amount

Net income:	$136,730	$76,174
Adjustments:
Depreciation and amortization	268,775	266,950
Interest expense, net	137,150	368,172
Income tax expense	58,477	43,022
EBITDA:	$601,132	$754,318

	Nine Months ended September 30,
	2015	2014
	Amount	Amount

Net income:	$438,423	$107,255
Adjustments:
Depreciation and amortization	800,515	829,583
Interest expense, net	623,025	1,090,903
Income tax expense (benefit)	(113,917)	43,401
EBITDA:	$1,748,046	$2,071,142

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months ended September 30,
	2015		2014
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$136,730	$0.05	$76,174	$0.04
Adjustments:
Amortization of intangible assets (1)	245,942	0.10	230,621	0.11
Stock based compensation (2)	91,825	0.04	104,951	0.05
Integration and acquisition costs (3)	47,499	0.02	11,406	-
Non-cash interest expense (4)	118,728	0.05	312,500	0.15
Tax impact of adjustments (5)	(191,517)	(0.07)	(250,601)	(0.12)
Non-GAAP net income:	$449,207	$0.19	$485,051	$0.23

	Nine Months ended September 30,
	2015		2014
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$438,423	$0.18	$107,255	$0.05
Adjustments:
Amortization of intangible assets (1)	737,378	0.30	690,747	0.33
Stock based compensation (2)	370,756	0.15	315,134	0.15
Integration and acquisition costs (3)	174,166	0.07	123,203	0.06
Non-cash interest expense (4)	535,398	0.22	937,500	0.44
Tax impact of adjustments (5)	(690,725)	(0.28)	(785,302)	(0.37)
Portion of tax benefit related to change in valuation allowance (6)	(210,370)	(0.08)	-	-
Non-GAAP net income:	$1,355,026	$0.56	$1,388,537	$0.66

(1) The adjustments represent the amortization of intangible assets related to acquired assets and companies.

(2) The adjustments represent stock-based compensation expense recognized related to awards of stock options or common stock in exchange for services.

(3) The adjustments represent legal fees, consulting fees, integration costs, and other non-recurring costs in connection with the acquisitions of Accesswire and PrecisionIR Group, Inc., which were incurred in 2015 and 2014, respectively.

(4)  The adjustment represents the amortization of debt-discount that was created as a result of a beneficial conversion feature that was embedded in a note payable that the Company issued in order to finance the acquisition of PrecisionIR Group, Inc.  The amortization of the debt discount is recorded as non-cash interest expense and has no impact on the cash flows or operations of the Company.

(5)  This adjustment gives effect to the tax impact of all non-GAAP adjustments at a rate of 38%, which approximates the Company's state and federal tax rates.

(6) The adjustment eliminates the income tax benefit recorded in the first quarter of 2015 that was related to a partial reversal of the valuation allowance established for deferred tax assets associated with net operating losses for PrecisionIR Group, Inc. at the date of acquisition.

Conference Call Information

To participate in the conference call, please dial 877.407.8133 (international callers dial 201.689.8040 approximately five minutes prior to 5:00 p.m. Eastern Time. Additionally, you can listen to the event online at http://www.investorcalendar.com/IC/CEPage.asp?ID=174466. A replay of the conference call will be available two hours after completion of the call until November 20, 2015. To access the replay, dial 877.660.6853 and enter the conference I.D. # 13623468.

If you are unable to participate during the live webcast, the event archive along with a transcript will be available at www.issuerdirect.com/earnings-calls-and-scripts/.

About Issuer Direct Corporation

Issuer Direct is a disclosure management and targeted communications company. Our integrated platform provides tools, technologies and services that enable our clients to disclose and disseminate information through our network. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

Download this Company's Investor Factsheet: http://ir.issuerdirect.com/tearsheet/html/isdr

Request a Copy of this Company's most recent Report: https://www.orderannualreports.com/order/companies/846

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2014, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

Contact:

For Further Information:
Brian R. Balbirnie
Issuer Direct Corporation
919-481-4000
brian.balbirnie@issuerdirect.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets:

Cash and cash equivalents	$3,691,580	$1,721,343
Accounts receivable (net of allowance for doubtful accounts of $396,171 and $460,564, respectively)	1,453,602	2,013,464
Income tax receivable	399,991	151,102
Deferred income tax asset – current	91,118	7,290
Other current assets	206,765	160,564
Total current assets	5,843,056	4,053,763
Fixed assets, net	653,098	145,384
Goodwill	2,241,872	2,241,872
Intangible assets (net of accumulated amortization of $2,254,520 and $1,517,366, respectively)	2,996,480	3,733,634
Other noncurrent assets	28,741	28,286
Total assets	$11,763,247	$10,202,939

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$377,289	$255,615
Accrued expenses	1,000,103	1,105,122
Income tax payable	90,872	135,533
Note payable – related party (net of debt discount of $535,397 at December 31, 2014)	-	1,131,276
Deferred revenue	881,678	877,120
Total current liabilities	2,349,942	3,504,666
Deferred tax liability	611,279	633,778
Other long term liabilities	35,288	56,733
Total liabilities	2,996,509	4,195,177

Stockholders' equity:

PrPreferred stock, $0.001 par value, 30,000,000 shares authorized, no shares issued and outstanding as of September 30, 2015 and December 31, 2014	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 2,767,544 and 2,316,743 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively.	2,768	2,317
Additional paid-in capital	8,038,485	5,725,470
Other accumulated comprehensive loss	(40,196)	(47,283)
Retained earnings	765,681	327,258
Total stockholders' equity	8,766,738	6,007,762
Total liabilities and stockholders’ equity	$11,763,247	$10,202,939

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended		For the nine months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenues	$2,787,105	$3,220,539	$8,937,276	$10,353,164
Cost of services	843,007	994,847	2,655,425	3,091,843
Gross profit	1,944,098	2,225,692	6,281,851	7,261,321
Operating costs and expenses:
General and administrative	759,843	806,124	2,546,966	2,926,458
Sales and marketing	519,826	571,232	1,730,446	2,000,173
Product Development	63,297	94,018	256,393	263,548
Depreciation and amortization	268,775	266,950	800,515	829,583
Total operating costs and expenses	1,611,741	1,738,324	5,334,320	6,019,762
Operating income	332,357	487,368	947,531	1,241,559
Other income (expense):
Interest income (expense), net	(137,150)	(368,172)	(623,025)	(1,090,903)
Total other income (expense)	(137,150)	(368,172)	(623,025)	(1,090,903)
Income before taxes	195,207	119,196	324,506	150,656
Income tax benefit (expense)	(58,477)	(43,022)	113,917	(43,401)
Net income	$136,730	$76,174	$438,423	$107,255
Income per share – basic	$0.05	$0.04	$0.18	$0.05
Income per share - fully diluted	$0.05	$0.04	$0.18	$0.05
Weighted average number of common shares outstanding - basic	2,515,767	2,062,399	2,390,524	2,042,813
Weighted average number of common shares outstanding - fully diluted	2,552,586	2,117,526	2,427,886	2,108,396

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	For the three months ended		For the nine months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net income	$136,730	$76,174	$438,423	$107,255
Foreign currency translation adjustment	5,709	6,555	7,087	(3,865)
Comprehensive income	$142,439	$82,729	$445,510	$103,390

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$438,423	$107,255
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	800,515	829,583
Bad debt expense	136,339	206,206
Deferred income taxes	(106,571)	(14,014)
Stock-based compensation expense	418,865	315,134
Non-cash interest expense	535,397	937,500
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	421,412	8,694
Decrease (increase) in deposits and other current assets	(295,643)	(500,281)
Increase (decrease) in accounts payable	122,481	146,126
Increase (decrease) in accrued expenses	(168,497)	(453,286)
Increase (decrease) in deferred revenue	8,474	45,035
Net cash provided by operating activities	2,311,195	1,627,952

Cash flows from investing activities:
Purchase of fixed assets	(382,707)	(63,767)
Net cash used in investing activities	(382,707)	(63,767)

Cash flows from financing activities:
Proceeds from exercise of stock options	21,075	128,492
Tax benefit on stock-based compensation awards	18,709	149,170
Net cash provided by financing activities	39,784	277,662

Net change in Cash	1,968,272	1,841,847
Cash – beginning	1,721,343	1,713,479
Currency translation adjustment	1,965	(5,673)
Cash – ending	$3,691,580	$3,549,653
Supplemental disclosure for non-cash investing and financing activities
Cash paid for interest	$85,870	$150,000
Cash paid for income taxes	$265,851	$641,600
Non cash activities
Stock-based compensation capitalized as software development costs	$188,144	$-
Conversion of note payable to common stock	$1,666,673	$-